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                                                                    Exhibit 2.2


                              GSD ACQUISITION CORP.
                                GREENWICH IV, LLC
                   C/O GREENWICH STREET CAPITAL PARTNERS, L.P.
                              388 GREENWICH STREET
                                   36TH FLOOR
                               NEW YORK, NY 10013


                                                                January 15, 1998


To Each of the Stockholders
 of Day International Group, Inc.
c/o Day International Group, Inc.
130 West Second Street
Suite 1700
Dayton, Ohio 45402


Dear Sirs:

                  Reference is made to the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of December 18, 1997, among the stockholders and optionholders named on the signature pages attached hereto (each, a "Seller" and collectively, the "Sellers") of Day International Group, Inc., a Delaware corporation (the "Company"), Greenwich IV LLC, a Delaware limited liability company ("Greenwich"), and GSD Acquisition Corp., a Delaware corporation and a subsidiary of Greenwich (the "Buyer"). This letter agreement shall hereinafter be referred to as the "Amendment." Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Stock Purchase Agreement.

                  WHEREAS, Greenwich, the Buyer and the Sellers desire to amend the Stock Purchase Agreement to provide that certain Sellers who are employees of the Company shall remain as stockholders and optionholders of the Company following the Closing;

                  WHEREAS, in connection with the closing under the Stock Purchase Agreement, certain of the Options will become immediately exercisable; and

                  WHEREAS, the Buyer and the Sellers desire to provide for the contribution to the capital of the Company by the Buyer, in exchange for newly issued shares of common stock of the Company, of all Options purchased by the Buyer pursuant to the Stock Purchase Agreement.

                  NOW, THEREFORE, the Sellers, Greenwich, and the Buyer hereby agree as follows:

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                  12. AMENDMENT TO SECTION 2.1. Section 2.1(a) of the Stock
Purchase Agreement is hereby amended by adding the following language at the end of such Section:

     "Notwithstanding the foregoing, the Buyer shall not purchase the Shares or make any payments otherwise due in respect of any of the Options held by any Seller which are set forth on the portion of Section 2.1(a) of the Disclosure Schedule which is applicable to such Seller (such Shares, the "Retained Shares"; such Options, the "Retained Options"; and each Seller whose name is set forth on Section 2.1(a) of the Disclosure Schedule, an "Employee Stockholder"), and no consideration will be paid by the Buyer to the Employee Stockholders in respect of the Retained Shares or the Retained Options at the Closing. Each Employee Stockholder hereby waives all of such Employee Stockholder's rights under Section 7 of the Stockholders Agreement in respect of his or her Retained Shares and Retained Options. Each Employee Stockholder agrees that immediately prior to the Closing, the Stockholders Agreement shall be automatically terminated in all respects and that as of the Closing, each Employee Stockholder will enter into a stockholders agreement with the Company, substantially in the form attached hereto as Exhibit 2.1 (the "Interim Stockholders Agreement")."

                  13. AMENDMENT TO SECTION 2.2. Section 2.2 of the Stock Purchase Agreement is hereby amended by deleting the penultimate sentence of
Section 2.2 and inserting the following language in lieu thereof:

     "Notwithstanding the foregoing or any other provision of this Agreement, the Company's Stock Option Plan shall not be terminated as of the Closing Date. In consideration of the transactions contemplated by this Agreement, at or prior to the Closing Date, the Board of Directors of the Company shall adopt such resolutions or take such other actions (including, without limitation, amending the Company's Stock Option Plan) to provide that the Retained Options shall remain exercisable and outstanding following the consummation of the transactions contemplated by this Agreement and to permit the Buyer to purchase the Options, other than Retained Options, in connection with the consummation of the transactions contemplated by this Agreement."

                  14. SALE OF OPTIONS. Notwithstanding anything herein to the contrary, as of the Closing, all Options, other than the Retained Options, will be deemed sold to the Buyer by the holders of such Options, whereupon the Buyer shall be deemed to contribute such Options to the Company in consideration for the Company's issuance to the Buyer of a number of Shares equal to the Option Share Amount, as defined below. For purposes of the foregoing, the Option Share Amount shall equal the excess of (x) the aggregate number of Shares issuable upon the exercise of such Options over (y) such number of Shares as is derived by dividing (i) the aggregate exercise price for all such Options by (ii) the Per Share Amount.

                  15. AMENDMENT TO SECTION 3.2. Section 3.2 of the Stock Purchase Agreement is hereby amended as follows: (i) by adding the following language at the end of Section 3.2(i): ", except for any interest which accrues on the Senior Subordinated Notes or under the U.S. Credit Agreement from and after January 16, 1998"; and (ii) by adding the following language to the end of
Section 3.2 (following subsection 3.2(iv); "and (v) deducting therefrom
$297,849".
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                  16. REPRESENTATIONS AND WARRANTIES.


                  (a) Each Employee Stockholder represents and warrants that it has made its decision to retain its Retained Shares and Retained Options independently of and without reliance on any advice, statements, representation or warranties by Greenwich, the Buyer, the Company or any of their respective affiliates, employees or advisors, except for those covenants of the Buyer and the Company explicitly set forth in the Interim Stockholders Agreement attached hereto;

                  (b) Each Employee Stockholder represents and warrants that this Amendment is, and when executed and delivered, the Interim Stockholders Agreement and the Stockholders Agreement referred to in Section 1 of the Interim Stockholders Agreement (the "Final Stockholders Agreement") will be, valid and binding obligations of such Employee Stockholder, enforceable in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and general principles of equity (whether such principles are considered in a court of law or equity);

                  (c) Each Employee Stockholder represents and warrants that the execution and delivery of this Amendment, the Interim Stockholders Agreement, the Final Stockholders Agreement and the consummation by such Employee Stockholder of the transactions contemplated hereby and thereby will not conflict with, or result in a breach of any terms or constitute a default under any agreement or instrument or any statute, law, rule or regulation or any judgement, decree, writ, injunction, order or award which is applicable to such Employee Stockholder or by which such Employee Stockholder or any material portion of its properties is bound.

                  17. AMENDMENT TO DISCLOSURE SCHEDULE. The Disclosure Schedule to the Stock Purchase Agreement is hereby amended by adding thereto a new
Schedule 2.1(a), in the form attached hereto. A new Schedule 2.1(a) is also hereby added to the Stock Purchase Agreement.

                  18. FULL FORCE AND EFFECT. Except as provided in this Amendment, the Stock Purchase Agreement shall continue in full force and effect in accordance with the provisions thereof.


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                  If you are in agreement with the foregoing, please execute this Amendment in the appropriate signature line below, whereupon this Amendment will become a binding agreement among the Sellers, Greenwich and the Buyer as of the date first above written.

                                      Very truly yours,

                                      GREENWICH IV, LLC


                                      By:______________________
                                        Name:
                                        Title:


                                      GSD ACQUISITION CORP.


                                      By:______________________
                                        Name:
                                        Title:


The foregoing is hereby agreed to:


   AMERICAN INDUSTRIAL PARTNERS
   CAPITAL FUND, L.P.

   By:   AMERICAN INDUSTRIAL PARTNERS, L.P., its General Partner

   By:   AIP MANAGEMENT CO.,
         its Managing General Partner


   By:_______________________________________
      Name:
      Title:




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   AMERICAN INDUSTRIAL PARTNERS
   CAPITAL FUND II, L.P.

   By:  AMERICAN INDUSTRIAL
        PARTNERS II, L.P., its General Partner

   By:  AMERICAN INDUSTRIAL PARTNERS CORPORATION, its General Partner


   By:_______________________________________
     Name:
     Title:




   __________________________________________
   Burnell R. Roberts



   __________________________________________
   Kenneth A. Pereira



   __________________________________________
   Robert L. Purdum



   __________________________________________
   Lawrence W. Ward, Jr.



   __________________________________________
   Michael H. Beaumont




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   __________________________________________
   Tom H. Barrett



   __________________________________________
   Gottfried Tittiger



   __________________________________________
   Nate Belden



   __________________________________________
   Michael B. DeFlorio



   __________________________________________
   Robert J. Klein



   __________________________________________
   James K. Kelliher



   R. Patrick and Nancy Forster 1990 Revocable Trust


   By:______________________________________
            R. Patrick Forster, Trustee



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   R. Patrick and Nancy Forster 1987 Irrevocable Children's Trust


   By:______________________________________
            Nancy S. Forster, Trustee



   __________________________________________
   Dennis R.  Wolters



   __________________________________________
   David B.  Freimuth



   __________________________________________
   Christian Baldermann



   __________________________________________
   John R.  Elia



   __________________________________________
   Michael E.  McLean



   __________________________________________
   Dwaine R.  Brooks



   __________________________________________
   William M.  Howle



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   __________________________________________
   William B.  Branson



   __________________________________________
   William Sutherland



   __________________________________________
   William C.  Branson



   __________________________________________
   Jean Boret



   __________________________________________
   Edward P.  Dzierzynski



   __________________________________________
   Lawrence E.  Gates



   __________________________________________
   Edward J.  Gross



   __________________________________________
   Thomas Powlas



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   __________________________________________
   Mario Stevenel



   __________________________________________
   Medford P.  McCoy



   __________________________________________
   Michael P.  Neroni



   __________________________________________
   Dermot Healy



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                                 Schedule 2.1(a)




[That portion of Schedule 2.1(a) containing the number of Shares to be retained by each Employee Stockholder has been individually telecopied to each Employee Stockholder.]




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